EXHIBIT 99.1
News
For Immediate Release	Contact: Rick Honey
May 4, 2017	(212) 878-1831

MINERALS TECHNOLOGIES REPORTS FIRST QUARTER EARNINGS
 OF $0.97 PER SHARE, or $1.07 PER SHARE, EXCLUDING SPECIAL ITEMS
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Highlights:

•	Strong Operating Margins in all Segments
•	MTI China Sales Grew 22% in the First Quarter
•	New Satellite PCC Contract in Indonesia
•	Performance Materials Segment Realignment

NEW YORK, May 4—Minerals Technologies Inc. (NYSE: MTX) today reported first quarter diluted earnings per share of $1.07, excluding special items.  Reported earnings were $0.97 per share.

"We had a solid first quarter. All of our businesses performed well and we continued to expand the Company's operating margins," said Douglas T. Dietrich, Chief Executive Officer. "We saw significant growth across all of our businesses in China this quarter and continue to grow our PCC business throughout Asia with the signing of an agreement for an additional 165,000 tons in Indonesia," said Mr. Dietrich.

Worldwide net sales in the first quarter were $405.0 million compared with $410.2 million in 2016.  Operating income, as reported, was $61.7 million and represented 15.2 percent of sales, as compared with $57.6 million, or 14.0 percent of sales in the prior year. Consolidated income from operations, excluding special items, grew 6 percent to $63.5 million compared with $60.1 million in the prior year. Operating margins, excluding special items, improved 7 percent to 15.7 percent of sales from 14.7 percent of sales in the prior year as productivity improved 8 percent over last year.

During the first quarter, the Company announced the reorganization of its Performance Materials and Construction Technologies businesses into one operating segment – Performance Materials, consisting of five focused product lines to improve customer alignment and to accelerate growth.

Sales in the Minerals businesses, which include the Specialty Minerals and Performance Materials segments, increased slightly to $316.1 million.  Operating income for the Minerals businesses was $53.2 million and represented 16.8 percent of sales compared with 17.1 percent of sales in the first quarter of 2016.

Sales in the Performance Materials segment increased 6 percent to $169.9 million compared with $159.6 million in the prior year. Sales in the Metalcasting product line increased 11 percent to $66.6 million principally due to higher volumes in China. Basic Minerals sales increased 67 percent due primarily to higher bulk sales of chromite. Household, Personal Care and Specialty Products sales were lower due to lower Fabric Care sales in China.  In addition, Building Materials and Environmental Products sales were lower due to severe weather conditions impacting several large projects in the western United States. Operating income increased 2 percent to $28.8 million and represented 17.0 percent of sales.  The Performance Materials segment provides a wide range of bentonite-based and synthetic materials for industrial and consumer markets and for non-residential construction, environmental remediation and infrastructure projects worldwide.

First quarter worldwide sales for the Specialty Minerals segment, which consists of the Precipitated Calcium Carbonate (PCC) and Processed Minerals product lines, were $146.2 million. Income from operations for the segment was $24.4 million, and operating margin improved slightly to 16.7 percent of sales.

Worldwide sales of PCC, which is used mainly in the manufacturing processes of the paper industry, were $93.4 million compared with $103.2 million in the prior year. The decrease in sales was due to several plant shutdowns which occurred in 2016 and was partially offset by 9 percent higher sales in China.

First quarter net sales of Processed Minerals products were $35.8 million, the same level as the prior year.  Ground Calcium Carbonate sales increased 4 percent and Talc sales decreased 5 percent from the prior year. Processed Minerals products are used in the building materials, polymers, ceramics, paints and coatings, glass and other manufacturing industries.

The Service-related businesses, which include the Refractories and Energy Services segments, had a strong quarter despite continued weakness in the energy sector. Sales of $88.9 million in the first quarter were 6 percent lower than the same period last year. Operating income for the Service-related businesses, excluding special items, increased 47 percent to $11.2 million in the current year and was 12.6 percent of sales compared with 8.0 percent of sales last year.

First quarter sales in the Refractories segment, which provides products and services primarily to the worldwide steel industry, increased 1 percent to $70.2 million compared with $69.2 million in the first quarter of 2016. Higher volumes of Refractories Products and increased equipment sales were partially offset by lower sales of Metallurgical Products. The Refractories segment operating income, excluding special items, increased 33 percent to $9.2 million, and was 13.1 percent of sales compared with 10.0 percent of sales in the prior year.

Energy Services segment sales were $18.7 million for the first quarter, a 28-percent decrease from the prior year, primarily due to the exit of certain on-shore service lines in the second quarter of 2016. Operating income, excluding special items, was $2.0 million compared with $0.7 million last year and represented 10.7 percent of sales as compared with 2.7 percent of sales in the prior year. Energy Services offers a range of patented technologies, products and services for off-shore filtration and well testing to the worldwide oil and gas industry.

The Company repaid $20 million of its Term Loan debt in the first quarter, for total repayments of $500 million over the past 11 quarters.  Additionally, in the first quarter of 2017, the Company refinanced the floating rate portion of its Term Loan facility, lowering the interest rate by 75 basis points and extending the maturity to 2024.

The Company incurred special charges in the quarter related to debt modification costs of $3.9 million and restructuring and acquisition-related integration costs of $1.8 million. The combined effect of these non-recurring items reduced earnings by $0.10 per share.

 "Our solid first quarter financial performance provides us with a good start to 2017," said Mr. Dietrich. "We are well-positioned to grow earnings again this year."
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Minerals Technologies will host a conference call tomorrow, May 5, 2017 at 11 a.m. The conference call will be broadcast live on the company web site: www.mineralstech.com.
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FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which describe or are based on current expectations. Actual results may differ materially from these expectations. In addition, any statements that are not historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the risk factors and other cautionary statements in our 2016 Annual Report on Form 10-K and in our other reports filed with the Securities and Exchange Commission.

For further information about Minerals Technologies Inc. look on the internet at http://www.mineralstech.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth
	Apr. 2, 2017	Dec. 31, 2016	Apr. 3, 2016	Prior Qtr.	Prior Year

Net sales
Product sales	$386.3	$381.0	$384.4	1%	0%
Service revenue	18.7	20.3	25.8	(8)%	(28)%
Total net sales	405.0	401.3	410.2	1%	(1)%

Cost of sales
Cost of goods sold	279.0	276.9	277.6	1%	1%
Cost of service revenue	12.3	13.0	19.9	(5)%	(38)%
Total cost of sales	291.3	289.9	297.5	0%	(2)%

Production margin	113.7	111.4	112.7	2%	1%

Marketing and administrative expenses	44.4	45.2	46.7	(2)%	(5)%
Research and development expenses	5.8	5.9	5.9	(2)%	(2)%
Acquisition related transaction and integration costs	1.5	2.9	1.6	(48)%	(6)%
Restructuring charges	0.3	0.9	0.9	*	*

Income from operations	61.7	56.5	57.6	9%	7%

Interest expense, net	(11.8)	(13.0)	(14.1)	(9)%	(16)%
Debt modification costs and fees	(3.9)	0.0	0.0	*	*
Other non-operating income (deductions), net	(0.5)	2.1	1.7	*	*
Total non-operating deductions, net	(16.2)	(10.9)	(12.4)	49%	31%

Income from continuing operations before tax and equity in earnings	45.5	45.6	45.2	(0)%	1%

Provision for taxes on income	10.1	8.6	10.7	17%	(6)%
Equity in earnings of affiliates, net of tax	0.2	0.5	0.3	(60)%	(33)%

Consolidated net income	35.6	37.5	34.8	(5)%	2%

Less: Net income attributable to non-controlling interests	1.0	0.8	0.9	25%	11%

Net Income attributable to Minerals Technologies Inc. (MTI)	$34.6	$36.7	$33.9	(6)%	2%

Weighted average number of common shares outstanding:

Basic	35.0	34.9	34.8

Diluted	35.6	35.4	34.9

Earnings per share attributable to MTI:

Basic	$0.99	$1.05	$0.97	(6)%	2%

Diluted:	$0.97	$1.04	$0.97	(7)%	0%

Cash dividends declared per common share	$0.05	$0.05	$0.05

* Percentage not meaningful

	MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
	NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)	For comparative purposes, the quarterly periods ended April 2, 2017, December 31, 2016, and April 3, 2016 consisted of 92 days, 90 days, and 94 days, respectively.
2)
On a regular basis, the Company reviews its segments and the approach used by the chief decision maker to assess performance and allocate resources. Accordingly, in Q1 2017,  in order to generate greater alignment, speed decision making and accelerate growth, the Company reorganized the management structure for its Performance Materials and Construction Technologies business segments to better reflect the way performance is evaluated and resources are allocated.  As a result, all of the product lines within these business segments were combined  into one operating segment.  Presented below are the restated financial results, by product line,  for each of the quarters of 2016 of this operating segment to conform to the current management structure.

						Full Year Ended
		Quarter Ended
		Apr. 3,	Jul. 3,	Sep. 27,	Dec.31,	Dec. 31,
		2016	2016	2016	2016	2016
	Sales

	Metalcasting	$60.0	$68.0	$63.1	$66.9	$258.0
	Household, Personal Care & Specialty Products	45.3	44.0	42.1	39.8	171.2
	Environmental products	13.4	26.5	24.6	14.4	78.9
	Building Materials	20.4	19.7	16.9	17.1	74.1
	Basic Minerals & Other Products	20.5	24.3	22.3	36.8	103.9
	Performance Materials Segment	$159.6	$182.5	$169.0	$175.0	$686.1

	Operating Income

	Performance Materials Segment	$28.2	$33.3	$30.2	$29.4	$121.1
	% of Sales	17.7%	18.2%	17.9%	16.8%	17.7%

3)
During the first quarter of 2016, the company incurred restructuring charges for lease termination costs and other restructuring costs due to the fourth quarter 2015 exit from the Coiled Tubing product line in the Energy Services segment.  In the first quarter of 2017, the company recorded additional restructuring costs related to exited businesses in the Energy Services segment.

	(millions of dollars)	Quarter Ended
		Apr. 2,	Dec. 31,	Apr. 3,
		2017	2016	2016

	Restructuring costs
	Severance and other employee benefits
	Refractories	$0.0	0.0	$0.1
	Energy Services	0.3	0.9	0.8
		$0.3	0.9	0.9

	Total restructuring costs	$0.3	$0.9	$0.9

4)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended April 2, 2017, December 31, 2016, and April 3, 2016, and a reconciliation to reported earnings per share for such periods.  The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended
		Apr. 2,	Dec. 31,	Apr. 3,
		2017	2016	2016
	Income from continuing operations attributable to MTI	$34.6	$36.7	$33.9

	Special items:
	Acquisition related transaction and integration costs	1.5	2.9	1.6
	Restructuring and other charges	0.3	0.9	0.9
	Debt modification costs and fees	3.9	0.0	0.0
	Related tax effects on special items	(2.2)	(2.1)	(0.9)

	Income from continuing operations attributable to MTI, excluding special items	$38.1	$38.4	$35.5

	Diluted earnings per share, excluding special items	$1.07	$1.08	$1.02

5)
Free cash flow is defined as cash flow from continuing operations less capital expenditures.  The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended April 2, 2017, December 31, 2016, and April 3, 2016 and a reconciliation to cash flow from operations for such periods.  The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities.  Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.  The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended
	(millions of dollars)	Apr. 2,	Dec. 31,	Apr. 3,
		2017	2016	2016
	Cash flow from continuing operations	$15.9	$60.8	$41.8
	Capital expenditures	13.1	13.5	15.7
	Free cash flow	$2.8	$47.3	$26.1

6)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended
		Apr. 2,	Dec. 31,	Apr. 3,
		2017	2016	2016
	Interest income	$0.4	$0.4	$0.6
	Interest expense	(12.2)	(13.4)	(14.6)
	Premium on early extinguishment of debt	(3.9)	0.0	0.0
	Foreign exchange gains (losses)	0.6	2.6	2.4
	Other deductions	(1.1)	(0.5)	(0.8)
	Non-operating income (deductions), net	$(16.2)	$(10.9)	$(12.4)

7)
The analyst conference call to discuss operating results for the first quarter is scheduled for Friday, May 5, 2017 at 11:00 am and will be broadcast over the Company's website (www.mineralstech.com).  The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth
SALES DATA	Apr. 2, 2017	% of Total Sales	Dec. 31, 2016	% of Total Sales	Apr. 3, 2016	% of Total Sales	Prior Qtr	Prior Year

United States	$224.3	55%	$217.5	54%	$244.2	60%	3%	(8)%
International	180.7	45%	183.8	46%	166.0	40%	(2)%	9%
Net Sales	$405.0	100%	$401.3	100%	$410.2	100%	1%	(1)%

Paper PCC	$93.4	23%	$92.4	23%	$103.2	25%	1%	(9)%
Specialty PCC	17.0	4%	14.1	4%	16.7	4%	21%	2%
PCC Products	$110.4	27%	$106.5	27%	$119.9	29%	4%	(8)%

Talc	$14.3	4%	$13.0	3%	$15.0	4%	10%	(5)%
Ground Calcium Carbonate	21.5	5%	18.5	5%	20.7	5%	16%	4%
Processed Minerals Products	$35.8	9%	$31.5	8%	$35.7	9%	14%	0%

Specialty Minerals Segment	$146.2	36%	$138.0	34%	$155.6	38%	6%	(6)%

Metalcasting	$66.6	16%	$66.9	17%	$60.0	15%	(0)%	11%
Household, Personal Care & Specialty Products	41.1	10%	39.8	10%	45.3	11%	3%	(9)%
Environmental products	10.6	3%	$14.4	4%	$13.4	3%	(26)%	(21)%
Building Materials	17.4	4%	17.1	4%	20.4	5%	2%	(15)%
Basic Minerals	34.2	8%	36.8	9%	20.5	5%	(7)%	67%
Performance Materials Segment	$169.9	42%	$175.0	44%	$159.6	39%	(3)%	6%

Total Minerals Businesses	$316.1	78%	$313.0	78%	$315.2	77%	1%	0%

Refractory products	$56.7	14%	$55.7	14%	$53.4	13%	2%	6%
Metallurgical Products	13.5	3%	12.3	3%	15.8	4%	10%	(15)%
Refractories Segment	$70.2	17%	$68.0	17%	$69.2	17%	3%	1%

Energy Services Segment	$18.7	5%	$20.3	5%	$25.8	6%	(8)%	(28)%

Total Service Businesses	$88.9	22%	$88.3	22%	$95.0	23%	1%	(6)%

Net Sales	$405.0	100%	$401.3	100%	$410.2	100%	1%	(1)%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth
	Apr. 2, 2017	Dec. 31, 2016	Apr. 3, 2016	Prior Qtr.	Prior Year
SEGMENT OPERATING INCOME DATA

Specialty Minerals Segment	$24.4	$21.6	$25.7	13%	(5)%
% of Sales	16.7%	15.7%	16.5%
Performance Materials Segment	$28.8	$29.4	$28.2	(2)%	2%
% of Sales	17.0%	16.8%	17.7%
Total Minerals Businesses	$53.2	51.0	53.9	4%	(1)%
% of Sales	16.8%	16.3%	17.1%
Refractories Segment	$9.2	$9.8	$6.8	(6)%	35%
% of Sales	13.1%	14.4%	9.8%
Energy Services Segment	$1.7	$1.1	$(0.1)	55%	*
% of Sales	9.1%	5.4%	-0.4%
Total Service Businesses	$10.9	10.9	6.7	(0)%	63%
% of Sales	12.3%	12.3%	7.1%

Unallocated Corporate Expenses	$(0.9)	$(2.5)	$(1.4)	(64)%	(36)%

Acquisition related integration costs	$(1.5)	$(2.9)	$(1.6)	(48)%	(6)%

Consolidated	$61.7	$56.5	$57.6	9%	7%
% of Sales	15.2%	14.1%	14.0%

SPECIAL ITEMS

Specialty Minerals Segment	$0.0	$0.0	$0.0	*	*

Performance Materials Segment	$0.0	$0.0	$0.0	*	*

Total Minerals Businesses	$0.0	$0.0	$0.0	*	*

Refractories Segment	$0.0	$0.0	$0.1	*	*

Energy Services Segment	$0.3	$0.9	$0.8	*	*

Total Service Businesses	$0.3	$0.9	$0.9	*	*

Unallocated and Other Corporate Expenses	$0.0	$0.0	$0.0	*	*

Acquisition related integration costs	$1.5	$2.9	$1.6	(48)%	(6)%

Consolidated	$1.8	$3.8	$2.5	(53)%	(28)%

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items (set forth in the above table), for the quarterly periods ended April 2, 2017, December 31, 2016,  and April 3, 2016,  constituting a reconciliation to GAAP operating income set forth above.  The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods.  The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth
SEGMENT OPERATING INCOME,	Apr. 2, 2017	Dec. 31, 2016	Apr. 3, 2016	Prior Qtr.	Prior Year
EXCLUDING SPECIAL ITEMS

Specialty Minerals Segment	$24.4	$21.6	$25.7	13%	(5)%
% of Sales	16.7%	15.7%	16.5%
Performance Materials Segment	$28.8	$29.4	$28.2	(2)%	2%
% of Sales	17.0%	16.8%	17.7%
Total Minerals Businesses	$53.2	$51.0	$53.9	4%	(1)%
% of Sales	16.8%	16.3%	17.1%
Refractories Segment	$9.2	$9.8	$6.9	(6)%	33%
% of Sales	13.1%	14.4%	10.0%
Energy Services Segment	$2.0	$2.0	$0.7	0%	186%
% of Sales	10.7%	9.9%	2.7%
Total Service Businesses	$11.2	$11.8	$7.6	(5)%	47%
% of Sales	12.6%	13.4%	8.0%

Unallocated Corporate Expenses	$(0.9)	$(2.5)	$(1.4)	(64)%	(36)%

Consolidated	$63.5	$60.3	$60.1	5%	6%
% of Sales	15.7%	15.0%	14.7%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(In Millions of Dollars)
	Apr. 2,	December 31,
	2017*	2016**

Current assets:
Cash & cash equivalents	$168.5	$188.5
Short-term investments	3.8	2.0
Accounts receivable, net	380.2	341.3
Inventories	196.3	186.9
Prepaid expenses and other current assets	37.3	32.4
Total current assets	786.1	751.1

Property, plant and equipment	2,141.2	2,141.4
Less accumulated depreciation	1,089.6	1,089.6
Net property, plant & equipment	1,051.6	1,051.8

Goodwill	778.7	778.7
Intangible assets	202.4	204.4
Other assets and deferred charges	77.9	77.4

Total assets	$2,896.7	$2,863.4

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$5.9	$6.1
Current maturities of long-term debt	6.9	6.8
Accounts payable	147.3	144.9
Other current liabilities	137.3	137.7
Total current liabilities	297.4	295.5

Long-term debt	1,050.7	1,069.9
Deferred income taxes	236.3	238.8
Other non-current liabilities	230.5	228.3
Total liabilities	1,814.9	1,832.5

Total MTI shareholders' equity	1,056.0	1,006.5
Non-controlling Interest	25.8	24.4
Total shareholders' equity	1,081.8	1,030.9

Total liabilities and shareholders' equity	$2,896.7	$2,863.4

* Unaudited
** Condensed from audited financial statements.